UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c.  20549

FORM 8-K

current report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

 July 15, 2016
Date of Report (Date of Earliest Event Reported)

SOVRAN SELF STORAGE, INC.
SOVRAN ACQUISITION LIMITED PARTNERSHIP
 (Exact Name of Registrant as Specified in Its Charter)

Maryland (Sovran Self Storage, Inc.)	1-13820	16-1194043
Delaware (Sovran Acquisition Limited Partnership)	0-24071	16-1481551
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6467 Main Street
Williamsville, New York 14221
(Address of Principal Executive Offices)

(716) 633-1850
 (Registrants' Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
    [   ]  Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    [   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    [   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    [   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 15, 2016, Sovran Self Storage, Inc. (the "Company"), through its operating partnership, Sovran Acquisition Limited Partnership ("SALP"), completed its previously announced acquisition of LifeStorage, LP, a Delaware limited partnership ("LifeStorage").  LifeStorage owns and operates 84 self-storage properties, consisting of approximately 6.5 million net rentable square feet, which properties are located throughout the country, including the following markets: Chicago, Illinois (25 properties), Las Vegas, Nevada (17 properties), Sacramento, California (10 properties), Austin, Texas (8 properties) and Los Angeles, California (3 properties).  Such acquisition was completed pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement") dated as of May 18, 2016, by and among LifeStorage, SALP, Solar Lunar Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of SALP ("Merger Sub"), and Fortis Advisors LLC, a Delaware limited liability company, as Sellers' Representative.  As a result of the Merger Agreement SALP acquired LifeStorage by way of a merger of LifeStorage with and into Merger Sub, with Merger Sub being the surviving entity (the "Merger").

Pursuant to the terms of the Merger Agreement, SALP paid aggregate consideration of approximately $1.3 billion, of which approximately $482 million was paid to discharge existing indebtedness of LifeStorage (including certain prepayment and defeasance costs).

The purchase price was funded by SALP with the proceeds from the common stock offering of the Company completed in May 2016, the proceeds from the issuance of $600 million of senior notes by SALP in June 2016 and from borrowings on the Company and SALP's line of credit.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company's Current Report on Form 8-K filed on May 19, 2016 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 18, 2016, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

On July 18, 2016, the Company issued a press release regarding the rebranding of the Company's facilities to "Life Storage®" and the planned change of the Company's name to "Life Storage, Inc." in mid-August 2016.  A copy of the press release is attached hereto as Exhibit 99.2.

The information contained in Item 7.01 of this Current Report, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company or SALP, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(a)
Financial Statements of Businesses Acquired.
LifeStorage, LP Consolidated Financial Statements for the Years Ended December 31, 2015, 2014 and 2013 and LifeStorage, LP - Consolidated Financial Statements for the Three Months Ended March 31, 2016 (unaudited) were filed in a Current Report on Form 8-K filed by the Company on June 13, 2016 (the "June 13, 2016 8-K").

(b)	Pro Forma Financial Information. Pro forma financial information with respect to the acquisition was filed in the June 13, 2016 8-K.

(d)	The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release Dated July 18, 2016

99.2	Press Release Dated July 18, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 18, 2016	SOVRAN SELF STORAGE, INC. By /s/Andrew J. Gregoire Name: Andrew J. Gregoire Title: Chief Financial Officer
Date: July 18, 2016	SOVRAN ACQUISITION LIMITED PARTNERSHIP By: SOVRAN HOLDINGS, INC., as General Partner By /s/Andrew J. Gregoire Name: Andrew J. Gregoire Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Dated July 18, 2016

99.2	Press Release Dated July 18, 2016